POWER OF ATTORNEY

We the undersigned officers and directors of People's Savings Financial Corp., hereby severally constitute Richard S. Mansfield, and John G. Medvec and each of them singly, our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K of People's Savings Financial Corp. for the fiscal year ended December 31, 1996, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable People's Savings Financial Corp. to comply with the provisions of the Securities Exchange Act of 1934, as amended, all requirements of the Securities and Exchange Commissioner, and all requirements of any other applicable law of regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Annual Report.


Signature                 Title                        Date

/s/Richard S. Mansfield   President & Chief Executive  March 18, 1997
                          Officer

/s/John G. Medvec         Executive Vice President     March 18, 1997

/s/Joseph A. Welna        Chairman of the Board        March 18, 1997
                          and Director

/s/Robert A. Gryboski     Director                     March 18, 1997

/s/Walter J. Liss         Director                     March 18, 1997

/s/Robert A. Story        Director                     March 18, 1997

/s/Walter D. Blogoslawski Director                     March 18, 1997

Stanley P. Filewicz       Director                     March 18, 1997

/s/Roland L. LeClerc      Director                     March 18, 1997

Chester S. Sledzik        Director                     March 18, 1997

/s/Henry Poplaski         Director                     March 18, 1997

/s/A. Richard Puskarz     Director                     March 18, 1997